                                  SCHEDULE 14A
                                 (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement          [ ] Confidential, for Use of the Com-
                                               mission Only (as permitted by
                                               Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  Physician Healthcare Plan of New Jersey, Inc.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
      [ ]  No fee required.
      [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
      (1) Title of each class of securities to which transaction applies:
Common Stock
      (2) Aggregate number of securities to which transaction applies: 4,629 shares
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Liquidation amount of $931 per share, estimated as of June 30, 2001
      (4) Proposed maximum aggregate value of transaction: $4,309,599, estimated as of June 30, 2001
      (5) Total fee paid: $862.00
      [X] Fee paid previously with preliminary materials:
      [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
      (1) Amount previously paid:
      (2) Form, Schedule or Registration Statement no:
      (3) Filing Party
      (4) Date filed:

                  PHYSICIAN HEALTHCARE PLAN OF NEW JERSEY, INC.
                            C/O THE PACE GROUP, INC.
                                202 COURTNEY LANE
                              MCKINNEY, TEXAS 75070


                               November 12, 2001

To Our Stockholders:

      I am pleased to enclose information relating to the Special Meeting of Stockholders of Physician Healthcare Plan of New Jersey, Inc. ("PHPNJ") to be held at 35-37 Progress Street, Suite A2, Edison, New Jersey, on Wednesday, December 12, 2001 at 9:00 a.m. local time.

      At the meeting you will be asked to consider and vote upon a proposal to approve a plan of dissolution and liquidation for PHPNJ. The proposal is more fully described in the enclosed Proxy Statement.

      Your Board of Directors has approved the plan of dissolution and liquidation and believes that it is in the best interest of the company and our stockholders that the stockholders approve the plan. As you will recall, PHPNJ's operations were sold in 1997 and, after a claims run-off period and long-running discussions with insurance regulators in New Jersey, PHPNJ has obtained permission from the New Jersey Department of Banking and Insurance to surrender its Certificate of Authority. Accordingly, the Board of Directors recommends that you vote to authorize the plan of dissolution and liquidation. Upon dissolution, the company can begin the process of making distributions to stockholders. Please sign and return the enclosed proxy, using the enclosed envelope, or attend the meeting and vote in person.

      YOUR VOTE IS EXTREMELY IMPORTANT. PLEASE SIGN, MARK AND MAIL YOUR PROXY TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

      Please do not forward your stock certificate to us at this time. We will provide instructions in the future regarding procedures for obtaining any liquidating distributions.

                                          Sincerely,

                                          /s/ Joseph D. Billotti, M.D.

                                          Joseph D. Billotti, M.D.
                                          Chairman

                  PHYSICIAN HEALTHCARE PLAN OF NEW JERSEY, INC.
                            C/O THE PACE GROUP, INC.
                                202 COURTNEY LANE
                              MCKINNEY, TEXAS 75070
                            ------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 12, 2001


      NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Physician Healthcare Plan of New Jersey, Inc., a New Jersey corporation (the "Company"), will be held at 35-37 Progress Street, Suite A2, Edison, New Jersey, on Wednesday, December 12, 2001 at 9:00 a.m., local time, for the purpose of considering and acting upon the following:

      1. The approval and adoption of a plan of dissolution and liquidation for the Company; and

      2. Transacting such other business as properly may come before the meeting or any adjournment thereof.

      Only stockholders of record at the close of business on November 1, 2001 will be entitled to notice of and to vote at the meeting or any adjournments thereof. Accompanying this notice is a proxy statement and proxy card. Whether or not you plan to attend the meeting, please indicate your vote on the proposal to be voted upon, date and sign the enclosed proxy and return it to the Company in the enclosed postage-paid return envelope. You may revoke your proxy at any time prior to its exercise by written notice to the Company, by executing a proxy bearing a later date, or by attending the meeting and voting in person after notifying the Company's Secretary in writing of the revocation of the proxy.

      You are cordially invited to attend the meeting in person.

                              By order of the Board of Directors

                              /s/ Bessie Sullivan, M.D.

                              Bessie Sullivan, M.D.
                              Secretary
November 12, 2001

                    QUESTIONS AND ANSWERS ABOUT THE PROPOSAL

Q: WHAT WILL BE VOTED ON AT THE SPECIAL MEETING?

A: The proposal to be voted on at the Special Meeting is whether to approve and adopt the Plan of Dissolution and Liquidation in the form of Exhibit A attached to the accompanying Proxy Statement (the "Plan").

Q: WHAT WILL HAPPEN IF THE PLAN IS APPROVED?

A: If the Plan is approved, we will complete the liquidation of our remaining assets, satisfy our remaining obligations and make distributions to our stockholders of available liquidation proceeds.

Q: WHEN WILL THE STOCKHOLDERS RECEIVE ANY PAYMENT FROM THE LIQUIDATION OF THE COMPANY?

A: An initial distribution of liquidation proceeds could be made to the stockholders no earlier than June 2002, but it is likely to be later than that time. As we liquidate our remaining assets, and when the New Jersey Department of Banking and Insurance permits us to release certain restricted deposits, we will distribute available liquidation proceeds, if any, to stockholders as the Board of Directors deems appropriate.

Q: WHAT IS THE AMOUNT OF THE PAYMENT THAT STOCKHOLDERS WILL RECEIVE FROM THE LIQUIDATION OF THE COMPANY?

A: At the end of June 2001, we had approximately $4.5 million of net assets in liquidation. In addition to satisfying the liabilities on the balance sheet, we anticipate using cash in the next several months for a number of items, including ongoing limited operating expenses and the expenses of this dissolution and liquidation. We currently believe that the amount ultimately distributed to our stockholders could be as much as approximately $929 per share. However, that amount is only an estimate, and could be lower, as described in more detail in the Proxy Statement.

Q: WHAT DO THE COMPANY STOCKHOLDERS NEED TO DO NOW?

A: After carefully reading and considering the information contained in this Proxy Statement, each stockholder should complete and sign his or her proxy and return it in the enclosed return envelope as soon as possible.

Q: WHO CAN HELP ANSWER QUESTIONS?

A: If you have any additional questions about the proposed Plan or if you need additional copies of this Proxy Statement or any public filings referred to in this Proxy Statement, you may contact our special legal counsel at (410) 347-7684. Our public filings can also be accessed at the SEC's web site at www.sec.gov.

                  PHYSICIAN HEALTHCARE PLAN OF NEW JERSEY, INC.
                            C/O THE PACE GROUP, INC.
                                202 COURTNEY LANE
                              MCKINNEY, TEXAS 75070


                                 PROXY STATEMENT


                         SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 12, 2001


      The enclosed proxy is being solicited by and on behalf of the Board of Directors of Physician Healthcare Plan of New Jersey, Inc., a New Jersey corporation ("PHPNJ" or the "Company"), for a Special Meeting of Stockholders of the Company to be held on Wednesday, December 12, 2001 at 9:00 a.m., local time, at 35-37 Progress Street, Suite A2, Edison, New Jersey, or at any adjournment thereof. It is anticipated that this Proxy Statement and accompanying proxy will be mailed to stockholders on or about November 12, 2001. Stockholders of record at the close of business on November 1, 2001 (the "Record Date") will be entitled to notice of, and to vote at, the meeting.

      The purpose of the meeting is to consider and act upon the authorization of a plan of dissolution and liquidation for the Company and the transaction of such other business as properly may come before the meeting or any adjournment thereof.

      On the Record Date, the Company had 4,629 shares of common stock, no par value per share, outstanding and entitled to vote at the meeting. Each share is entitled to one vote. Ten percent (10%) of the shares outstanding on the Record Date represented by proxy or in person at the meeting will constitute a quorum for the transaction of business at the meeting. An affirmative vote of a majority of the votes cast by stockholders entitled to vote in person or by proxy will be necessary for approval of the proposals described herein. Abstentions are counted for the purposes of determining the presence or absence of a quorum for the transaction of business and, with respect to votes cast in connection with the proposals described herein, abstentions have the same effect as a vote against a proposal. Non-votes will have no effect in determining the presence of a quorum or the outcome of the vote. Neither New Jersey law, the Company's Certificate of Incorporation nor the Company's Bylaws give the stockholders any right to dissent from or seek an independent appraisal of the Company's value in connection with the proposed action.

      IT IS ANTICIPATED THAT THE DIRECTORS AND OFFICERS WILL VOTE THEIR SHARES OF COMMON STOCK IN FAVOR OF THE PROPOSALS DESCRIBED HEREIN. AS A GROUP, THESE PERSONS OWN APPROXIMATELY 0.4 PERCENT OF THE SHARES AS OF THE RECORD DATE.

      The cost of soliciting proxies will be borne by the Company. The Company may solicit proxies in person or by telephone, in addition to solicitation by mail. All such further solicitation will be made by directors or officers of the Company, who will not be additionally compensated. The Company has made no arrangements for the forwarding, at the Company's expense, of soliciting materials by brokers, nominees, fiduciaries or other custodians and their principals, because the Company's stock ledger does not indicate that any such parties are record holders of shares of the Company's common stock.

      Shares represented by proxies that are properly executed and received in time for the meeting will be voted in accordance with the stockholders' specifications. In the absence of specific instructions to the contrary, proxies received in response to this solicitation will be voted FOR the plan of dissolution and liquidation of the Company. Should any other matter properly come before the meeting, the persons named as proxies will, unless otherwise specified in the proxy, vote upon such matters in their discretion. Pursuant to the discretionary power granted to the persons named as proxies, such persons may use proxies received to vote to adjourn the meeting; provided, however, that proxies indicating a vote against the proposal described in this Proxy Statement will not be used to vote for an adjournment.

      A proxy may be revoked at any time prior to its exercise by written notice to the Company, by executing a proxy bearing a later date, or by attending the meeting and voting in person after notifying the Company's Secretary in writing of the revocation of the proxy.

                                     SUMMARY

The following Summary should be read in conjunction with the more detailed information included elsewhere in this Proxy Statement and the exhibits hereto.

THE COMPANY

      Physician Healthcare Plan of New Jersey, Inc., incorporated in 1994, is a physician-owned and directed health maintenance organization ("HMO") which operated in the State of New Jersey pursuant to a Certificate of Authority issued by the New Jersey Department of Banking and Insurance and Department of Health and Senior Services. The Company developed and marketed HMO, preferred provider organization ("PPO") and point-of-service ("POS") products, and devoted substantial efforts to developing and credentialing its health care delivery network.

      In December 1997, the Company sold its operations to Medigroup of New Jersey, Inc., now known as Horizon Healthcare of New Jersey, Inc. ("Horizon"). After a year-long claims run-off period, the Company initiated the process of seeking approval from state regulators to surrender its Certificate of Authority ("COA"). In May 2000, the New Jersey Department of Banking and Insurance (the "Department") required, among other things, a Custody Agreement providing for a restricted deposit in the amount of $350,000 for the payment of future liabilities, if any, as a condition of surrender of the COA. The Company's Board of Directors approved the Custody Agreement on November 15, 2000, along with a Plan of Dissolution and Liquidation, subject to the Department's approval of the surrender of the COA. The Custody Agreement was established on February 26, 2001 and on March 7, 2001 the New Jersey insurance regulators approved the surrender of the COA.

SUMMARY OF THE PROPOSED DISSOLUTION

   After approval of the dissolution and liquidation plan by the stockholders of PHPNJ, it is anticipated that the following steps will be taken:

   -  A certificate of dissolution will be filed with the State of New Jersey.

   - All business activities will cease, except those relating to the proper winding up of the Company's affairs pursuant to New Jersey law.

   - Notice of dissolution will be published, and claims of creditors, if any, will be addressed.

   - If any assets remain to be sold, PHPNJ's board of directors will take the appropriate action to effect the sale.

   - A restricted deposit in the amount of $350,000, required by the New Jersey Department of Banking and Insurance, will be maintained for payment of liabilities until such time as the Department permits release of those funds.

   - An additional amount of $200,000 will be set aside to pay expenses relating to dissolution.

   - Dissolution costs and any other remaining expenses and liabilities will be paid or provided for.

   - After payment of all remaining expenses and liabilities, any remaining assets will be distributed to stockholders on a pro rata basis.

For more detailed information regarding the dissolution and liquidation plan, see the section of this Proxy Statement captioned, "Proposal to Approve Plan of Dissolution and Liquidation."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL DESCRIBED IN THIS PROXY STATEMENT.


                                    BUSINESS

OVERVIEW

      The Company is a New Jersey corporation, formed on January 10, 1994, under the sponsorship of private practicing physicians for the purpose of developing a statewide physician-owned and directed HMO. The Company's HMO and PPO operations were sold on December 19, 1997, as described below.

      The Company devoted substantial efforts to developing and credentialing its health care delivery network, and health plans particularly for the small employer marketplace in New Jersey. The Company had entered into approximately 1,400 Physician Participation Agreements with physicians who had been credentialed, and 81 contracts with inpatient care facilities. In addition, the Company had negotiated contracts for the provision of certain ancillary services such as prescription benefits. The Company had developed HMO, PPO and POS products.

      By April 1996, the Company's leadership recognized the impact of changing market conditions, coupled with attendant network, pricing and product issues, and acknowledged that membership goals were not being met and that expenses were being incurred in excess of the Company's revenues. The Company developed a three-part strategy to improve operating results. The components of that strategy were: (a) capital preservation, (b) marketing and sales, and (c) new product initiatives. Notwithstanding the implementation of this strategy, the Company continued to incur losses. Early in 1997, the Company's leadership charged the Board of Directors' Due Diligence Committee with identifying strategic options and recommending a course of action that would be most beneficial to the Company and its stockholders, ultimately resulting in the negotiation of the agreement to sell PHPNJ's operations to Horizon and the Management Services Agreement with Horizon.

      On December 19, 1997 the Company consummated the transfer and assignment to Horizon of certain provider and subscriber contracts constituting its HMO and PPO operations. The Company received a cash payment of $1,839,300 as consideration for the transfer and assignment. In addition, the Company sold most of its fixed assets to a third party, sold certain equipment to Horizon and sold its automobiles to other parties.

      Although the Company sold its operations to Horizon, the Company remained responsible for the payment of claims incurred prior to the December 19, 1997 date of the closing of the transaction with Horizon. That liability was limited to those claims asserted by a claimant on or before December 19, 1998, and previously acknowledged or otherwise known to the Company. The Company continued to wind down its operations in 1998 by continuing to process and pay claims incurred prior to December 19, 1997 through its contract with a third party administrator. Since 1998, the Company's activities have been limited to paying existing liabilities, stewardship of remaining assets, and continuing to fulfill the reporting requirements of regulatory agencies.

MANAGEMENT

      Since inception, the Company has had no employees. As such, the Company has engaged a management company to provide substantially all management and administrative services, including but not limited to, financial services, member and provider support services, provider credentialing, and claims processing. Until July 1997, the Company was managed by Medical Group Management, Inc. ("MGM"), a subsidiary of the New Jersey State Medical Underwriters, Inc., which in turn was a subsidiary of the Medical Society of New Jersey. That arrangement with MGM terminated in July 1997 and the Company entered into a Management Agreement with Horizon effective July 1, 1997. Horizon managed the Company's operations until December 19, 1997, when it purchased the Company's operations. Horizon continues to provide management and administrative services to PHPNJ, on an hourly basis. In addition, the Company has a contract with The Pace Group, Inc. ("Pace") to provide management services and certain corporate financial and reporting assistance not otherwise provided by Horizon, such as assistance in making required filings with state insurance regulators and with the Securities and Exchange Commission.

PROPERTY

      The Company does not own or lease any property or office facilities.

             PROPOSAL TO APPROVE PLAN OF DISSOLUTION AND LIQUIDATION


      The features of the dissolution and liquidation plan are summarized below. A copy of the dissolution and liquidation plan is attached as Exhibit A to this Proxy Statement. You are urged to read the dissolution and liquidation plan in its entirety.

REASONS FOR THE DISSOLUTION AND LIQUIDATION; RECOMMENDATION OF THE BOARD OF DIRECTORS

      In 1997, when PHPNJ's stockholders approved the sale of PHPNJ's operations to Horizon, the Company's proxy materials indicated that the board of directors planned to adopt a plan for dissolution and liquidation of the Company and to recommend to the stockholders the approval of such a plan, at such time as the Department approved the surrender of the Company's COA.

      Beginning in December 1998, the Company initiated the process of seeking approval from New Jersey insurance regulators to surrender its COA. In November 2000, PHPNJ's board of directors approved a Custody Agreement required by the Department as a condition to the surrender of the COA, and also approved a Plan of Dissolution and Liquidation, subject to the Department's approval of the surrender of the COA. The Custody Agreement was established on February 26, 2001 and on March 7, 2001 the New Jersey insurance regulators approved the surrender of the COA. Because the surrender of the COA has been approved, and PHPNJ no longer has any regulatory barriers to ceasing to exist as a corporation, PHPNJ's board of directors can now proceed to recommend to the stockholders the approval of dissolution and liquidation plan which is attached to this Proxy Statement as Exhibit A.

        The board of directors believes that the dissolution and liquidation plan is in the best interest of PHPNJ and its stockholders. Accordingly, on November 15, 2000, the board of directors approved and adopted the dissolution and liquidation plan and unanimously recommended that you vote to approve and adopt the dissolution and liquidation plan.

      The board of directors recommends that you vote FOR approval and adoption of the dissolution and liquidation plan.

DISTRIBUTION OF ASSETS

      The dissolution and liquidation plan provides for the payment of all remaining expenses and liabilities of PHPNJ and the distribution of its remaining assets to you. PHPNJ intends to convert all investments and cash equivalent assets to cash, and distribute solely cash to you. The amount that will be available for distribution to you will depend upon the amount of expenses that PHPNJ will incur net of any investment income earned prior to the time of dissolution, the amount realized in disposing of assets, if any, and the amounts spent settling any claims that may be made against the Company.

Liabilities, general and administrative expenses will continue to occur following approval of the dissolution and liquidation plan, and expenses for professional fees and other expenses of liquidation could be significant. These expenses will reduce the amount of assets available for ultimate distribution to you.

      Once the dissolution and liquidation plan is approved by PHPNJ stockholders and a certificate of dissolution is filed with the New Jersey Division of Revenue, the board of directors will most likely elect to cause the Company to follow procedures available under New Jersey law that provide for giving notice of the Company's dissolution to any person having a claim against the Company, and publishing notice of the dissolution in a newspaper of general circulation in the county in which the Company's registered office is located. If no claims are made or if any claims are rejected by the Company and not contested within the time prescribed by New Jersey law, then the Company will proceed to make distributions and any further claims of creditors would be barred.

      At this point the board of directors cannot predict with certainty the precise timing of any distributions to you but it is expected to occur no earlier than six - nine months after the effectiveness of the dissolution, assuming no claims are brought against the Company after notice of the dissolution is published. As of June 30, 2001, PHPNJ had net assets in liquidation of approximately $4.5 million, comprised primarily of cash and investments. Assuming the Department permits PHPNJ to release the restricted deposit of $350,000 under the Custody Agreement at the time distributions are made to stockholders, and assuming PHPNJ sets aside $200,000 to pay for the estimated costs of dissolution, we estimate we would distribute approximately $4.3 million, or $929 per share to our stockholders. The amount and timing of the distribution will be determined by the board of directors, in its sole discretion, and will depend on several factors, including the net value of PHPNJ's non-cash assets at the time of distribution, and the amounts deemed necessary by the board of directors to pay or provide for all of our expenses and liabilities. PHPNJ will continue to incur limited operating expenses during dissolution and liquidation. The costs of investigating and defending any claims, even if the claim was determined to have no merit, would also decrease the amount available for distribution.

      If any portion of the $200,000 set aside for estimated dissolution expenses is not ultimately required for payment of our expenses and liabilities, PHPNJ may, at the discretion of the board of directors, distribute all amounts to stockholders at once, or make a second distribution to our stockholders of the unused money, or contribute the balance to a charitable organization.

      THE ESTIMATE OF AMOUNTS TO BE DISTRIBUTED ARE INEXACT AND MAY NOT APPROXIMATE VALUES ACTUALLY DISTRIBUTED. PHPNJ ASSUMES THAT ESTIMATES OF THE COMPANY'S LIABILITIES ARE ACCURATE, BUT THOSE ESTIMATES ARE SUBJECT TO NUMEROUS UNCERTAINTIES BEYOND THE COMPANY'S CONTROL AND ALSO DO NOT REFLECT ANY CONTINGENT OR UNMATURE LIABILITIES THAT MAY MATERIALIZE OR MATURE. IN ADDITION, THE VALUE OF PHPNJ'S

INVESTMENTS IS SUBJECT TO FLUCTUATION. FOR ALL THESE REASONS, THERE CAN BE NO ASSURANCE THAT THE ACTUAL NET PROCEEDS DISTRIBUTED TO STOCKHOLDERS IN LIQUIDATION MAY NOT BE SIGNIFICANTLY LESS THAN THE ESTIMATED AMOUNT DESCRIBED IN THIS PROXY STATEMENT.

      You should not send your stock certificates with the enclosed proxy. After the dissolution and liquidation plan has been approved, you will receive instructions for surrendering your certificates and receiving any distribution that may be made to stockholders.

PRINCIPAL PROVISIONS OF THE DISSOLUTION AND LIQUIDATION PLAN

      Once the dissolution and liquidation plan is effective, the steps below will be completed at such times as the board of directors, in its absolute discretion, deems necessary, appropriate or advisable. The dissolution and liquidation plan permits the board of directors to delay the taking of any of the following steps until such actions have been taken as the board of directors or such officers determine to be necessary, appropriate or advisable to maximize the value of PHPNJ's assets upon liquidation, provided that such steps may not be delayed longer than is permitted by applicable law.

      1) A Certificate of Dissolution will be filed with the State of New Jersey pursuant to Section 14A:12-4 of the Business Corporation Act of New Jersey (the "Corporation Act"). Dissolution will become effective upon such filing or upon such later date as may be specified in the Certificate of Dissolution, but in no event later than 90 days after the filing.

      2) From and after the effective date of the dissolution, to the extent PHPNJ has not already done so, PHPNJ will cease all business activities, except and insofar as necessary for the proper winding up of the Company pursuant to New Jersey law.

      3) If any assets or property remain to be sold, PHPNJ's acting chief executive officer will negotiate and consummate the sales of all such remaining assets and property insofar as the board of directors deems such sales necessary, appropriate or advisable.

      4) PHPNJ will set aside funds in the amount of $200,000, for use in paying the estimated expenses of the dissolution and liquidation. This amount will be in addition to the $350,000 of funds on deposit under the Custody Agreement which was required by the Department as a condition to the surrender of the COA.

      5) The board of directors may, at its option, elect to follow procedures set forth in Section 14A:12-12 of the Corporation Act which provides as follows:

            (i) give notice of the dissolution to all persons having a claim against PHPNJ pursuant to Section 14A:12-12 of the Corporation Act, and provide for the rejection of any such claims in accordance with Section 14A:12-14; and

            (ii) pay, or make adequate provision for payment of, all claims made against PHPNJ and not rejected.

      6) PHPNJ may, from time to time, make liquidating distributions of the remaining funds and any unsold assets of PHPNJ, if any, in cash or in kind, to the holders of record of common shares at the close of business on the effective date of the dissolution. Such liquidating distributions, if any, will be made to the holders of common shares on a pro rata basis; provided that in the opinion of the board of directors adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities (including costs and expenses incurred and anticipated to be incurred in connection with the sale of any assets remaining after the sale). All determinations as to the time for and the amount and kind of distribution to stockholders will be made by the board of directors in its absolute discretion and in accordance with New Jersey law. It is expected, however, that liquidating distributions will be made in a single payment to each stockholder.

      7) If deemed necessary by the board of directors for any reason, PHPNJ may, from time to time, transfer any unsold assets to one or more trusts established for the benefit of stockholders (subject to the claims of creditors) which property would thereafter be sold or distributed on terms approved by its trustees. The board of directors may also elect in its discretion to transfer the funds set aside for payment of expenses and liabilities, if any, to such a trust. The trusts are referred to as "liquidating trusts." PHPNJ would not make any transfers to liquidating trusts prior to receiving any necessary government approval for the transfer.

      The dissolution and liquidation plan authorizes the board of directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause PHPNJ to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by the board of directors. Your approval of the dissolution and liquidation plan also will constitute your approval of any such appointment and any liquidating trust agreement or agreements. Further information relating to liquidating trusts, the appointment of trustees and the liquidating trust agreements, is detailed under the caption "Contingent Liabilities; Restricted Funds; Liquidating Trusts."

      8) PHPNJ will close its stock transfer books, at which time common shares and stock certificates evidencing the common shares will be treated as no longer outstanding.

      Your adoption of the dissolution and liquidation plan constitutes full and complete authority for the board of directors and PHPNJ's officers and agents, without further stockholder action, to proceed with dissolution and liquidation in accordance with any applicable provision of New Jersey law.

STATUS OF REMAINING ASSETS

      PHPNJ sold substantially all of its operations for cash in the sale to Horizon in December 1997 and sold its fixed assets to other parties for cash at the time of the sale of its operations. PHPNJ's remaining assets consist primarily of cash and securities. The dissolution and liquidation plan gives the board of directors, to the fullest extent permitted by law, the authority to sell all or any portion of such remaining assets before or after the effective date of the dissolution. Your approval of the dissolution and liquidation plan will also constitute, to the fullest extent permitted by law, approval of PHPNJ's sale of any of such assets on such terms and conditions as the board of directors in its absolute discretion may determine.

BUSINESS OF PHPNJ FOLLOWING ADOPTION OF THE DISSOLUTION AND LIQUIDATION PLAN

      Following the effective date of the dissolution, PHPNJ's activities will be limited to winding up affairs, paying or making provisions for expenses and liabilities, taking such action as may be necessary to preserve the value of the Company's assets, and distributing the Company's assets in accordance with the dissolution and liquidation plan. PHPNJ will seek to distribute or liquidate all of its assets in such manner and upon such terms as the board of directors determines to be in the best interests of its creditors and stockholders.

      Pursuant to the dissolution and liquidation plan, PHPNJ will continue to indemnify its officers and directors, as well as its agents, in accordance with its Certificate of Incorporation and Bylaws and any contractual arrangements, for actions taken in connection with the dissolution and liquidation plan and the winding up of its affairs. The board of directors, in its discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover PHPNJ's indemnification obligations under the dissolution and liquidation plan.

CONTINGENT LIABILITIES; RESTRICTED FUNDS; LIQUIDATING TRUST

      Under New Jersey law, PHPNJ is required, in connection with the dissolution, to the fullest extent possible, to pay or provide for payment of all of its liabilities and obligations. Following the effective date of the dissolution, PHPNJ will pay all expenses and fixed and other known liabilities. PHPNJ has established a restricted deposit of $350,000 under a Custody Agreement, as required by the Department, for payment of any unknown liabilities or contingencies. In addition, the dissolution and liquidation plan contemplates that $200,000 will be set aside for payment of dissolution-related costs. There can be no assurance that these amounts, in fact, will be sufficient.

      If deemed necessary, appropriate or desirable by the board of directors for any reason, we may, from time to time, transfer any unsold assets to one or more liquidating trusts established for your benefit (subject to creditor's claims), which property would thereafter be sold or distributed on terms approved by the trustees. The board of directors may also elect, in its discretion, to transfer the restricted funds, if any, to such a liquidating trust. PHPNJ would not make any transfers to liquidating trusts prior to receiving any necessary government approval for the transfer.

      The purpose of a liquidating trust would be to distribute such property or to sell such property on terms satisfactory to the liquidating trustees, and distribute the proceeds of such sale after paying the liabilities of PHPNJ, if any, assumed by the trust, to you. Any liquidating trust acquiring all of PHPNJ's unsold assets will assume all of PHPNJ's liabilities and obligations and will be obligated to pay any expenses and liabilities which remain unsatisfied. If the restricted funds transferred to the liquidating trust are exhausted, such expenses and liabilities will be satisfied out of the liquidating trust's other unsold assets.

      If assets are transferred to a liquidating trust, PHPNJ would distribute to you a beneficial interest in any of the liquidating trust or trusts. The interests in any such trusts will not be transferable. For federal income tax purposes you would be deemed to have received your pro rata share of property transferred to the liquidating trust or trusts. Additionally, as long as you hold the beneficial interest in the trust, you will take into account for tax purposes your allocable portion of any income, gain or loss realized by such liquidating trust or trusts.

      The dissolution and liquidation plan authorizes the board of directors to appoint one or more individuals or entities to act as trustee(s) of the liquidating trust(s) and to cause PHPNJ to enter into a liquidating trust agreement or agreements with such trustee(s) on such terms and conditions as may be approved by the board of directors. Your approval of the dissolution and liquidation plan will also constitute your approval of any such appointment and any liquidating trust agreement(s).

      PHPNJ has no present plans to use a liquidating trust or trusts. However, the board of directors believes the flexibility provided by the dissolution and liquidation plan with respect to the liquidating trusts to be advisable.

ABANDONMENT AND AMENDMENT

      Under the dissolution and liquidation plan, the board of directors may modify, amend or abandon the dissolution and liquidation plan, notwithstanding stockholder approval, to the extent permitted by New Jersey law. PHPNJ will not amend, modify, or abandon the dissolution and liquidation plan under circumstances that would require additional stockholder solicitations under New Jersey law or the federal securities laws, without complying with New Jersey law and the federal securities laws.

POTENTIAL LIABILITY OF STOCKHOLDERS SUBSEQUENT TO THE DISSOLUTION

      Following the liquidation and dissolution of PHPNJ, it is possible that some claims may still exist which could be asserted against the Company. New Jersey law provides that, if the assets of a corporation are distributed in connection with the dissolution of a corporation, a stockholder may be liable for claim(s) against the corporation. Your potential liability for any such claims against PHPNJ would be limited to the lesser of (i) your pro rata share of the such claims, or (ii) the actual amount distributed to you in connection with the dissolution. Your aggregate liability for any claims against PHPNJ, after it is dissolved, will not exceed the amount actually distributed to you in the dissolution.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      Introduction. The following is a summary of the material Federal income tax consequences of the dissolution and liquidation plan to PHPNJ and the stockholders who are individuals residing in, and are citizens of, the United States. This summary is based on the Internal Revenue Code of 1986, as amended, U.S. Treasury Regulations promulgated under the Internal Revenue Code, existing administrative interpretations and court decisions, all of which are subject to change. Any such changes may be applied retroactively. Furthermore, this summary does not purport to discuss all aspects of Federal income taxation that may be applicable to corporations, nonresident foreigners or other stockholders who are individuals for Federal income tax purposes but are not taxed as United States citizens, nor does it address any aspects of state, local or foreign tax laws.

      This summary assumes that PHPNJ will dissolve substantially in accordance with the dissolution and liquidation plan. PHPNJ has not requested a ruling from the IRS or obtained an opinion of counsel with respect to the anticipated tax treatment of the dissolution and liquidation plan. If any of the conclusions stated under "Certain Federal Income Tax Consequences" proves to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to the creditors and possibly you and PHPNJ from the liquidation.

      THIS SUMMARY IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF PHPNJ'S DISSOLUTION. IN ADDITION, THE FOLLOWING DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, THIS SUMMARY DOES NOT CONSTITUTE LEGAL ADVICE TO ANY STOCKHOLDER. YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC CONSEQUENCES OF THE DISSOLUTION AND LIQUIDATION PLAN, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PHPNJ DISSOLUTION THAT MAY BE APPLICABLE TO YOU.

      Consequences to PHPNJ. After the approval of the dissolution and liquidation plan and until the liquidation is completed, PHPNJ will continue to be subject to income tax on its taxable income. PHPNJ will recognize gain or loss on sales of its property pursuant to the dissolution and liquidation plan (which is unlikely). Upon distributions, if any, of property to you pursuant to the dissolution and liquidation plan, PHPNJ will recognize gain or loss as if such property was sold at its fair market value, unless certain exceptions to the recognition of loss apply. As it is anticipated that no such exception will apply, PHPNJ should recognize gain or loss on any distribution of property to you pursuant to the dissolution and liquidation plan.

      PHPNJ may discharge its liabilities at less than the face amount of such liabilities. The discharge of liabilities, at less than face amount, will result in realization of income to the extent of the excess of the face amount of the liabilities over the amount paid in satisfaction thereof.

      Consequences to Stockholders. As a result of PHPNJ's liquidation, you will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to you and the fair market value (at the time of distribution) of property distributed to you, and (ii) your adjusted tax basis for your shares of stock. Your adjusted tax basis in your shares will depend upon various factors, including your cost and the amount and nature of any distributions you received from PHPNJ with respect to the stock. It is expected that all stockholders will recognize loss.

      Liquidating distributions made by PHPNJ will be allocated proportionately to each common share you own. The value of each liquidating distribution will be applied against and reduce your tax basis in your shares of stock. Gain will be recognized by reason of a liquidating distribution only to the extent that the aggregate value of such distributions received by you with respect to a share exceeds your adjusted tax basis for that share. Any loss will generally be recognized if the aggregate value of the liquidating distributions with respect to a share is less than your tax basis for that share.

      A loss can be claimed in the year that all distributions have occurred, other than de minimis distributions. If PHPNJ retains only the $200,000 set aside for anticipated dissolution expenses, it is possible that a loss could be claimed for the year in which PHPNJ first makes distributions to shareholders, even though there is the potential for a second distribution in a subsequent year. The gain or loss you recognize will be capital gain or loss provided you hold the shares as capital assets. Deductions for capital losses, whether short or long term, are subject to various limitations.

      In the unlikely event that PHPNJ makes any distribution of property other than cash, your tax basis in such property immediately after the distribution will be the fair market value of such property as of the time of distribution. The gain or loss realized upon the your future sale of that property will be measured by the difference between your tax basis in the property at the time of such sale and the sales proceeds. Distributions of property other than cash to you could result in your tax liability exceeding the amount of cash you received, requiring you to meet the tax obligations from other sources.

      While PHPNJ has no present plans to do so, it is possible that it may transfer certain assets, including the restricted funds held for contingencies, to a liquidating trust, and distribute to you a beneficial ownership in the trust. For Federal income tax purposes you would be deemed to have received your pro rata share of the property transferred by PHPNJ to the trust, and the rules described above for the calculation of gain or loss would apply. Additionally, as a beneficial owner of the liquidating trust, you would, on a general basis, take into account for federal income tax purposes your allocable portion of any income gain or loss realized by the trust.

      After the close of PHPNJ's taxable year, PHPNJ will provide you and the IRS with a statement of the amount of cash distributed to you. Any distribution made pursuant to the dissolution and liquidation plan will be subject to the information reporting rules issued by the Internal Revenue Service, and the back-up withholding rules of the Code. PHPNJ will be required to withhold 30% of any liquidating distributions to be made to you in 2002 unless you have provided us with the appropriate documentation to preclude such withholding, or you are exempt from back-up withholding.

NO APPRAISAL RIGHTS

      You are not entitled to dissenters' or appraisal rights with respect to the dissolution and liquidation plan under the applicable provisions of New Jersey law, PHPNJ's Certificate of Incorporation or PHPNJ's Bylaws.

REGULATORY APPROVALS

      PHPNJ is not subject to any federal or state regulatory approvals required to consummate the dissolution, other than the filing of this Proxy Statement with the SEC and compliance with the securities or blue sky laws of various states, and the applicable laws of the State of New Jersey governing the dissolution of corporations, with which PHPNJ expects to comply in the ordinary course. In addition, the approval of the New Jersey Department of Banking and Insurance will be required to release the $350,000 restricted deposit.

INTEREST OF CERTAIN PERSONS IN THE DISSOLUTION

      All of PHPNJ's directors own one share of the Company's common stock and, to that extent, their interest in the dissolution is the same as yours. The Company's acting Chief Executive Officer and acting Chief Financial Officer do not own any shares.

           RISK FACTORS RELATING TO THE DISSOLUTION AND LIQUIDATION

      In addition to the information included elsewhere in this Proxy Statement, you should consider the following risk factors carefully before you decide whether to vote in favor of the proposal to adopt the dissolution and liquidation plan. Keep these risk factors in mind when you read forward-looking statements elsewhere in this Proxy Statement. Future events and circumstances could differ significantly from those anticipated in the forward-looking statements.

LIABILITIES--YOU COULD BE LIABLE IF AMOUNTS SET ASIDE BY PHPNJ ARE INSUFFICIENT TO SATISFY PHPNJ'S LIABILITIES.

      PHPNJ will pay its expenses and fixed or other known liabilities. PHPNJ has established the $350,000 restricted deposit required by the New Jersey Department of Banking and Insurance for payment of any remaining liabilities, and will set aside assets of $200,000 for payment of estimated dissolution expenses. There can be no assurance that the funds set aside will, in fact, be sufficient for payment of remaining liabilities. You could be held liable for payment to PHPNJ's creditors for your pro rata share of a deficiency, if:

      - funds for payment of our expenses and liabilities are not adequate; or

      - assets held in a liquidating trust are less than the amount ultimately found payable for expenses and liabilities, in the event that PHPNJ transfers assets to a liquidating trust.

      In no event would the amount of your liability exceed the amount of your distribution from PHPNJ or the trust.

DISTRIBUTABLE CASH--THE AMOUNT OF CASH YOU RECEIVE IN THE DISTRIBUTION COULD BE LESS THAN EXPECTED AND/OR THE DISTRIBUTION COULD BE DELAYED.

      Once PHPNJ has paid or made provision for payment of all of its expenses and liabilities, it is the Company's intention to distribute remaining funds to you as promptly as practicable. A creditor of PHPNJ might obtain an injunction against making distributions to you under the dissolution and liquidation plan on the grounds that the amounts to be distributed are needed to provide for the payment of expenses and liabilities, if:

      - a court holds that PHPNJ has failed to make adequate provision for expenses and liabilities; or

      - the amount ultimately required to be paid in respect of expenses and liabilities exceeds the amount available from restricted funds and the assets of any liquidating trust.

      Any such action could delay and/or substantially diminish the distributions to be made to you under the dissolution and liquidation plan.

      In addition, because PHPNJ has no employees, and relies upon contract managers, the timing of distributions will depend upon the ability of the contract managers to promptly process the distributions.

CONSUMMATION OF THE DISSOLUTION AND LIQUIDATION PLAN--THE BOARD OF DIRECTORS MAY AMEND, MODIFY OR ABANDON THE DISSOLUTION AND LIQUIDATION PLAN EVEN IF YOU APPROVE IT.

      Even if you approve the dissolution and liquidation plan, the board of directors has reserved the right, in its sole discretion, to amend, modify or abandon the dissolution if it determines that such action would be in PHPNJ's best interests. The board of directors' action would not require any approval on your part, insofar as the action is permitted under New Jersey law. If abandoned, PHPNJ's dissolution and liquidation plan would be void.

                              FINANCIAL STATEMENTS

INDEX                                                                      PAGE
Physician Healthcare Plan of New Jersey, Inc. Financial Statements
as of and for the Years Ended December 31, 2000 and December 1999
      Report of Independent Auditors.................................       16
      Statements of Net Assets in Liquidation........................       17
      Statements of Changes in Net Assets in Liquidation.............       18
      Notes to Financial Statements..................................       19

Physician Healthcare Plan of New Jersey, Inc. Unaudited Financial
Statements as of and for the Six Months and Three Months Ended
June 30, 2001
      Statements of Net Assets in Liquidation........................       25
      Statements of Changes in Net Assets in Liquidation ............       26
      Notes to Financial Statements..................................       28

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Physician Healthcare Plan of New Jersey, Inc.

We have audited the accompanying statements of net assets in liquidation of Physician Healthcare Plan of New Jersey, Inc. as of December 31, 2000 and 1999, and the related statements of changes in net assets in liquidation for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets in liquidation of Physician Healthcare Plan of New Jersey, Inc. as of December 31, 2000 and 1999, and the changes in net assets in liquidation for the years then ended, in conformity with accounting principles generally accepted in the United States.

June 20, 2001
New York, New York

                                        Ernst & Young LLP

                PHYSICIAN HEALTHCARE PLAN OF NEW JERSEY, INC.
                   STATEMENTS OF NET ASSETS IN LIQUIDATION
                                 (In thousands)



                                                         DECEMBER 31
                                                    2000            1999
                                                 -------------------------
ASSETS
Cash and cash equivalents                         $  521          $  344
Investments, at fair value                         4,075           4,299
Accrued investment income                             58              72
                                                 -------------------------
Total assets                                       4,654           4,715

LIABILITIES
Accounts payable and accrued liabilities             167             200
Due to management company                              9              14
Cash Overdraft Liability                             122             126
                                                 -------------------------
Net assets in liquidation                         $4,356          $4,375
                                                 =========================


See accompanying notes.

                  PHYSICIAN HEALTHCARE PLAN OF NEW JERSEY, INC.
               STATEMENTS OF CHANGES IN NET ASSETS IN LIQUIDATION
               (In thousands, except per share and share amounts)


                                                                  YEARS ENDED DECEMBER 31
                                                                  2000              1999
                                                                --------------------------
Net assets in liquidation, beginning of year                    $ 4,375           $ 5,022

Interest and investment income                                      243               286
Realized losses on sale of investments                              (24)               (6)
Net change in unrealized gains (losses) on investments               85              (103)
State Insurance Department assessment                               (26)             (211)
General and administrative expenses                                (297)             (613)
                                                                --------------------------
Net loss for the period                                             (19)             (647)
                                                                --------------------------
Net assets in liquidation, end of year                          $ 4,356           $ 4,375
                                                                ==========================
Net loss per common share                                       $    (4)          $  (140)
                                                                ==========================
Weighted average number of shares                                 4,629             4,629
                                                                ==========================


See accompanying notes.

                  PHYSICIAN HEALTHCARE PLAN OF NEW JERSEY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000


1. ORGANIZATION AND RELATED MATTERS

Physician Healthcare Plan of New Jersey, Inc. (the "Company", or "PHPNJ"), a New Jersey corporation, was formed January 10, 1994, under the sponsorship of private practicing physicians for the purpose of developing a statewide, physician-owned Health Maintenance Organization ("HMO"). The Company's Certificate of Authority ("COA") to operate as an HMO throughout New Jersey was approved in 1996. The Board of Directors, comprised solely of shareholders, oversees the activities of the Company.

On December 19, 1997, the Company consummated the transfer and assignment of certain provider and subscriber contracts constituting its HMO, POS and PPO operations (the "Transaction") to Horizon Healthcare of New Jersey, Inc. ("Horizon"), the health maintenance organization affiliated with Horizon Blue Cross Blue Shield of New Jersey, Inc. The Company received a cash payment of $1,839,300 as consideration for the transfer and assignment.

Although the Company sold its operations to Horizon, the Company remained responsible for the payment of claims incurred prior to the December 19, 1997 date of the closing of the transaction with Horizon. However, in accordance with the Transaction Agreement, claims incurred prior to December 19, 1997, but first reported to the Company after December 19, 1998, are the responsibility of Horizon. In early 2000, Horizon notified the Company that it believes the Company is responsible for approximately $30,000 of claims because they were incurred prior to December 19, 1997. The Company believes it has no responsibility for these claims because they were reported to the Company after December 19, 1998 and that they are Horizon's responsibility pursuant to the agreements entered into in connection with the transaction. No further communications have taken place with Horizon regarding this matter since early 2000. During 1999 and 2000 the Company had ongoing discussions with the New Jersey insurance regulators to reach agreement on the most expeditious way to surrender the COA. The New Jersey Department of Banking and Insurance required a Custody Agreement in the amount of $350,000 be established for the benefit of any future liabilities as a condition of surrender of the COA. Subsequent to December 31, 2000 the Company established the Custody Agreement and on March 7, 2001 the New Jersey insurance regulators approved the surrender of the COA. It is expected that sometime during 2001 the Company will be dissolved, and after approval by the stockholders, any assets remaining after satisfaction of the Company's liabilities will be distributed to stockholders. Amounts distributed in respect of each outstanding share of the Company's common stock are expected to be substantially lower than the purchase price paid for such shares. However, the Company is unable to estimate the amount, if any , that would be available for distribution. Dissolution would require additional stockholder action.

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

As a result of the sale of its operations to Horizon on December 19, 1997, the Company implemented a liquidation basis of accounting effective December 31, 1997. The statements of net assets in liquidation at December 31, 2000 and 1999 do not distinguish between current and long-term balances as would be reflected if such statements had been prepared on a going-concern basis.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENTS

All investments are carried at their fair values, with unrealized gains and losses included in net income.

Investment income, net of investment expenses and amortization of bond premium and discount, is recognized in income when earned.

Realized gains and losses on sales of investment securities, determined on the specific identification basis, are included in the statements of changes in net assets in liquidation.

INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 prescribes an asset and liability method for accounting for deferred taxes, the objective of which is to recognize an asset or liability for the expected future tax effects due to temporary differences between financial reporting and tax basis of assets and liabilities, based on enacted tax rates and other provisions of the tax law. The principal item giving rise to such differences are net operating loss carryforwards. Under SFAS No. 109, deferred tax assets are recognized unless it is more likely than not that some portion of the deferred tax assets may not be realized. At December 31, 2000 and 1999, no deferred tax assets have been recognized. Further, for the years ended December 31, 2000 and 1999 or any prior period, no tax benefit has ever been recognized. At December 31, 2000, the total amount of net operating losses carried forward and available to offset future income subject to federal income taxes was approximately $18.5 million.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per common share is based upon the weighted average number of shares outstanding during the year, in accordance with SFAS No. 128.

RECLASSIFICATION

Certain 1999 balances have been reclassified to conform to the 2000 presentation.

3. MANAGEMENT AGREEMENTS

Pursuant to a Management Services Agreement dated December 19, 1997, and amended on July 16, 1999, the Company has engaged Horizon as its management company to provide a substantial portion of the Company's management and administrative services. The Company pays Horizon an hourly fee of $75 for services rendered to PHPNJ. The agreement can be terminated by either PHPNJ or Horizon, with or without cause, provided that the terminating party has furnished not less than thirty (30) days' prior written notice of such termination to the other party. During 2000 and 1999, the Company incurred fees of $29,275 and $149,363, respectively, related to this arrangement.

The Company also has an agreement with The Pace Group, Inc. ("Pace") to provide management services and certain corporate financial and reporting assistance not otherwise provided by Horizon, such as assistance in making required filings with state insurance regulators and with the Securities and Exchange Commission. Pace has provided the Company with an "Acting CEO" and "Acting CFO" since its sale to Horizon.

4. COMMITMENTS AND CONTINGENCIES

The Company was a defendant in an action entitled Benjamin Levine, M.D. v. Physician Healthcare Plan of New Jersey, docket number DC-2841-98, filed in Superior Court of New Jersey Law Division, Special Civil Part, Mercer County. The Plaintiff sought to recover $10,000 together with interest and litigation costs from the Defendants for redemption of stock. On August 14, 1998, the Court issued a summary judgement to dismiss the action. In November 1998, the Plaintiff filed an appeal. The court held a hearing on April 4, 2000 and issued a decision on May 15, 2000 denying Dr. Levine's appeal. On May 18, 2000 Dr. Levine submitted a Motion for Reconsideration. On May 24, 2000 the Company filed an Order denying the Notice of Motion filed by Dr. Levine. On June 2, 2000 the Court rejected Dr. Levine's Motion for Reconsideration. On June 6, 2000 Dr. Levine filed a Notice of Petition for Certification to the New Jersey Supreme Court and subsequently on July 14, 2000 submitted a brief requesting a hearing. The Company filed a brief in opposition to Dr. Levine's request that the New Jersey Supreme Court hear the appeal. Although not entitled to a reply under the current procedure, on July 29, 2000 Dr. Levine submitted a letter brief in response to the Company's brief in opposition. The Supreme Court denied Dr. Levine's Petition for Certification on September 26, 2000.

As of December 31, 2000, the Company's investments included restricted assets of approximately $316,000, on deposit with the State of New Jersey for solvency protection.

In 2000 and 1999 the Company was assessed and paid $26,224 and $211,421, respectively for the Company's portion of a New Jersey State assessment on HMO's. These amounts assessed by the New Jersey Individual Health Coverage Program are subject to adjustment in the future. The Company is currently unable to estimate adjustments to the assessments or future assessments, if any, that may become due to the Company.

5. SHAREHOLDERS' EQUITY AND DIVIDEND RESTRICTIONS

On March 4, 1994, the Company sought to raise capital through an initial offering of up to 15,000 shares of stock at a price of $5,000 per share to physicians who were eligible purchasers. Only physicians who both practiced and resided in the State of New Jersey were eligible purchasers. The Company issued 3,569 shares as a result of this offering, representing approximately $17.8 million in initial capital.

The Company's registration statement was filed with the SEC and declared effective November 9, 1995. The purpose of the second offering to physicians who practice in the State of New Jersey was to raise additional capital of up to 10,000 shares of stock at a price of $5,500 per share. All shares have the same rights and privileges. In 1996, the Company issued 1,136 shares as a result of this offering, representing approximately $6.3 million of additional capital.

In order to ensure the Company operates as a physician-owned HMO whereby shareholders represent participating physicians in the HMO, the Articles of Incorporation and by-laws provide certain restrictions on this stock. It is non-transferable and can only be redeemed by the Company. Circumstances requiring redemption of stock at current book value in order to preserve the integrity of the network include death, retirement, disability, loss of license to practice medicine in New Jersey and termination of an effective Physician Participation Agreement with the Company. In addition, physicians who fail to become credentialed by the Company must redeem their shares at the original purchase price without interest. Physicians who otherwise wish to redeem their shares may do so at the sole discretion of the Board of Directors at current book value. After approval, the Board may take up to six months to redeem such shares. The Company shall not be required to redeem a shareholder's stock if the Company is insolvent, if doing so would cause the Company to become insolvent, or if the Company is, or the redemption would cause the Company to be, in a precarious financial condition.

On July 15, 1997, the Board of Directors of the Company approved a resolution to place a moratorium on redemptions of the Company's common stock for any reason, including reasons set forth in the Company's by-laws, because of the prospect that the satisfaction of all prospective redemption obligations could cause the Company to be in "precarious financial condition" as that term is defined in the Company's registration statement on Form SB-2. As a result the Company will not be required to redeem a stockholder's shares of the Company's common stock in the event that the stockholder requests such redemption in connection with an event described in the Company's by-laws, or in connection with the failure of the Company to credential the stockholder as a provider under the Company's health care plans, or for any other reason. Seventy-six shares were redeemed prior to July 15, 1997.

The Company is required to file its Annual Statement prepared in accordance with accounting practices prescribed or permitted by the New Jersey State Insurance Department (statutory basis). Such accounting practices vary in certain respects from GAAP.

The following is a reconciliation of the 2000 and 1999 net loss and December 31, 2000 and 1999 capital and surplus of the Company as determined in accordance with statutory accounting practices to net income and net assets in liquidation reported in accordance with GAAP:

                                                             2000               1999
                                                           ----------------------------
                                                                 (In thousands)
Statutory basis net loss, as reported                       $  (104)          $  (544)

Net change in unrealized gains (losses) on                       85              (103)
investments
                                                           ----------------------------
Net loss for the period -- GAAP                             $   (19)          $  (647)
                                                           ============================

Statutory basis capital and surplus -- as reported          $ 4,306           $ 4,410
Net unrealized gains (losses) on investments                     50               (35)
                                                           ----------------------------
Net assets in liquidation -- GAAP                           $ 4,356           $ 4,375
                                                           ============================

New Jersey State law provides that dividends or other distributions may be paid only from retained earnings and to the extent statutory capital and surplus is in excess of the minimum net worth requirement of $1,000,000. The Company is unable to pay any dividends or make any other distributions of its capital and surplus without the permission of the New Jersey Department of Banking and Insurance.

6. EMPLOYMENT COSTS

The Company currently has no employees. All persons providing services on behalf of the Company during 2000 and 1999 were employees of Horizon. In addition, Pace continues to provide certain management services and certain corporate, financial and reporting assistance not otherwise provided by Horizon, as previously described. The costs of the Horizon and Pace services are included in general and administrative expenses on the statement of changes in net assets in liquidation.

7. INVESTMENTS

DEBT SECURITIES

The following summarizes the amortized cost and the estimated fair value of the Company's investments in debt securities as of December 31, 2000 and 1999. The estimated fair values for the Company's investments in debt securities are based on quoted market prices.

                                                                        GROSS
                                                                     UNREALIZED
                                                  AMORTIZED    ---------------------      ESTIMATED
                                                     COST          GAINS      LOSSES      FAIR VALUE
                                                  ---------------------------------------------------
                                                                   (In thousands)
  2000
  U.S. Treasury and other governmental units        $3,727        $ 47         $ --        $3,774
  Corporate                                            298           3           --           301
                                                    ------        ----         ----        ------
  Total Debt Securities                             $4,025        $ 50         $ --        $4,075

  1999
  U.S. Treasury and other governmental              $4,334        $ --         $ 35        $4,299
    units

The following summarizes the amortized cost and estimated fair value of the Company's investments in debt securities by contractual maturity as of December 31, 2000:

                                      AMORTIZED   ESTIMATED
                                       COST       FAIR VALUE
                                     -----------------------
                                        (In thousands)
Maturity
Within one year                        $   316    $   317
After one year through five years        3,709      3,758
                                     -----------------------
Total investments                      $ 4,025    $ 4,075
                                     =======================

                  PHYSICIAN HEALTHCARE PLAN OF NEW JERSEY, INC.
                     STATEMENT OF NET ASSETS IN LIQUIDATION
                                 (IN THOUSANDS)


                                       June 30, 2001    December 31, 2000
                                       -------------    -----------------
                                       (unaudited)
ASSETS

      Cash                                $  473             $  521
      Investments                          4,076              4,075
      Other                                   60                 58
                                          ------             ------
      Total Assets                        $4,609             $4,654

LIABILITIES

      Accounts Payable                    $   32             $  167
      Due to Management Company                8                  9
      Cash Overdraft Liabilities             117                122
                                          ------             ------

     Net Assets in Liquidation            $4,452             $4,356
                                          ======             ======


                             See accompanying notes.

                  PHYSICIAN HEALTHCARE PLAN OF NEW JERSEY, INC.
               STATEMENTS OF CHANGES IN NET ASSETS IN LIQUIDATION
                                 (IN THOUSANDS)

                                                                 For The Six Months Ended
                                                          June 30, 2001            June 30, 2000
                                                         ---------------------------------------
Net Assets in Liquidation at Beginning of Period:            $ 4,356                  $ 4,375
Investment Income                                                137                      106
Realized Gains on Sale of Investments                             17                       --
Net Change in Unrealized Gains (Losses)                            2                       15
           on Investments
General and Administrative Expenses                              (60)                     (67)
                                                             -------                  -------
Net Income for the Period                                         96                       54
                                                             =======                  =======
Net Assets in Liquidation at End of Period:                  $ 4,452                  $ 4,429
                                                             =======                  =======
            Net Income per Common Share                      $    21                  $    12
                                                             =======                  =======
             Weighted Average Number of Shares                 4,629                    4,629
                                                             =======                  =======


                             See accompanying notes.

                  PHYSICIAN HEALTHCARE PLAN OF NEW JERSEY, INC.
               STATEMENTS OF CHANGES IN NET ASSETS IN LIQUIDATION
                                 (IN THOUSANDS)

                                                                For The Three Months Ended
                                                           June 30, 2001            June 30, 2000
                                                           --------------------------------------
Net Assets in Liquidation at Beginning of Period:            $ 4,429                  $ 4,377
Investment Income                                                 69                       59
Realized Gains on Sale of Investments                             12                       --
Net Change in Unrealized Gains (Losses)                          (31)                      22
           on Investments
General and Administrative Expenses                              (27)                     (29)
                                                             -------                  -------
Net Income for the Period                                         23                       52
                                                             =======                  =======
Net Assets in Liquidation at End of Period:                  $ 4,452                  $ 4,429
                                                             =======                  =======
            Net Income per Common Share                      $     5                  $    11
                                                             =======                  =======
             Weighted Average Number of Shares                 4,629                    4,629
                                                             =======                  =======

                             See accompanying notes.

                  PHYSICIAN HEALTHCARE PLAN OF NEW JERSEY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2001
                                   (UNAUDITED)


1. UNAUDITED FINANCIAL STATEMENTS

The financial information as of June 30, 2001 and six month and three month periods ended June 30, 2001 and June 30, 2000 included herein is unaudited. Such information includes all adjustments, consisting of a normal and recurring nature, which in the opinion of management, are necessary for a fair presentation of the Company's Statements of Net Assets in Liquidation and Statements of Changes in Net Assets in Liquidation in accordance with accounting principles generally accepted in the United States. Such information should be read in conjunction with Management's Plan of Operations included herein and the Notes to Financial Statements included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000. The interim results are not necessarily indicative of the results for the full fiscal year.

2. LIQUIDATION BASIS OF ACCOUNTING

As a result of the sale of its operations to Horizon Healthcare of New Jersey, Inc. ("Horizon") on December 19, 1997, the Company changed from a going-concern basis of accounting to a liquidation basis of accounting effective December 31, 1997.

The Statements of Net Assets in Liquidation at December 31, 2000 and June 30, 2001 do not distinguish between current and long-term balances as would be reflected if such statements had been prepared on a going-concern basis.

3. SALE OF GROUP CONTRACTS AND PROVIDER AGREEMENTS

On December 19, 1997, the Company consummated the transfer and assignment of certain provider and subscriber contracts constituting its HMO and PPO operations (the "Transaction") to Horizon (the "Purchaser"), a health maintenance organization affiliated with Blue Cross Blue Shield of New Jersey, Inc. The Company received a cash payment of $1,839,300 as consideration for that transfer and assignment.

Although the Company has sold its operations to Horizon, the Company remained responsible for the payment of claims incurred prior to the December 19, 1997 date of the closing of the Transaction with Horizon. The Company's liability for claims payments after December 19, 1998, the first anniversary of the Transaction, is limited to claims asserted by a claimant for services prior to December 19, 1997 and previously acknowledged or otherwise known to the Company. Any other claims liability was assumed by the Purchaser effective December 19, 1998. In early 1999, the Company completed payment of claims incurred prior to December 19, 1997. In early 2000, Horizon notified the Company that it believes the Company is responsible for approximately $30,000 of claims because they were incurred prior to December 19, 1997.

The Company believes it has no responsibility for these claims because they were reported to the Company after December 19, 1998 and that they are Horizon's responsibility pursuant to the agreements entered into in connection with the transaction. No further communications have taken place with Horizon regarding this mater since early 2000. Beginning in December 1998, the Company initiated the process of seeking approval from state regulators to surrender its Certificate of Authority ("COA"). In May 2000, after discussions between the Company and its regulators, the New Jersey Department of Banking and Insurance (the "Department") required among other things, a Custody Agreement in the amount of $350,000 be established for the payment of future liabilities, if any, as a condition of surrender of the COA. The Company's Board of Directors approved the Custody Agreement on November 15, 2000, along with a Plan of Dissolution subject to the Department's approval of the surrender of the COA. The Custody Agreement was established on February 26, 2001 and on and on March 7, 2001 the New Jersey insurance regulators approved the surrender of the COA. The Company intends to proceed with dissolution. Following dissolution, any assets remaining after satisfaction of the Company's liabilities will be distributed to the stockholders. Amounts distributed in respect of each outstanding share of the Company's common stock are expected to be substantially lower than the purchase price paid for such shares. However, the Company is unable to estimate the amount, if any, that would be available for distribution. Dissolution requires additional stockholder action.

4. MANAGEMENT AGREEMENT

Pursuant to a Management Services Agreement dated December 19, 1997, and amended on July 16, 1999, the Company has engaged Horizon as its management company to provide a substantial portion of the Company's management and administrative services. The Company pays Horizon an hourly fee of $75 for services rendered to the Company. The agreement can be terminated by either the Company or Horizon, with or without cause, provided that the terminating party has furnished not less than thirty (30) days prior written notice of such termination to the other party. For the six months ended June 30, 2001 and 2000 the Company incurred approximately $15,975 and $24,438 respectively related to this arrangement.

In addition, effective August 1, 1997, the Company engaged The Pace Group, Inc. ("Pace") to provide certain management transition services and certain corporate financial and reporting assistance not otherwise provided by the Purchaser, such as assistance in making regulatory filings with state insurance regulators and with the Security and Exchange Commission.

5. COMMITMENTS AND CONTINGENCIES

As of June 30, 2001 the Company's investments include restricted assets of $350,000 on deposit with the State of New Jersey for a Custody Agreement related to the Company's surrender of its COA.

                         MANAGEMENT'S PLAN OF OPERATIONS

GENERAL

      The following discussion should be read in conjunction with the Financial Statements and the Notes thereto provided herein.

      The Company sold its operations to the Horizon on December 19, 1997, following the December 9, 1997 shareholder meeting at which the sale was approved, and has continued efforts year to date to wind down operations. As a result, effective December 31, 1997, the Company changed its basis of accounting from a going-concern basis to a liquidation basis. During the six months ended June 30, 2001, management activities have been limited to continuing the Company's payment of existing liabilities, stewardship of remaining assets, and maintaining compliance as appropriate in reporting to applicable regulatory agencies.

      Although the Company has sold its operations to Horizon, the Company remained responsible for the payment of claims incurred prior to the December 19, 1997 date of the closing of the transaction with Horizon. The Company's liability for claims payments after December 19, 1998, the first anniversary of the transaction, is limited to claims asserted by a claimant for services prior to December 19, 1997 and previously acknowledged or otherwise known to the Company. Any other claims liability will be assumed by Horizon effective December 19, 1998. As of December 31, 1999, that liability had been paid out. Any claims for services provided after December 19, 1997 or any claims for services provided prior to December 19, 1997, but first discovered after December 19, 1998, are the responsibility of Horizon. In early 2000 Horizon notified the Company that it believes the Company is responsible for approximately $30,000 of claims because they were incurred prior to December 19, 1997. The Company believes it has no responsibility for these claims because they were reported to the Company after December 19, 1998 and that they are Horizon's responsibility. During 1999 and 2000 the Company had ongoing discussions with the New Jersey insurance regulators to reach agreement on the most expeditious way to surrender the COA. The New Jersey Department of Banking and Insurance required a Custody Agreement in the amount of $350,000 be established for the payment of any future liabilities as a condition of surrender of the COA. The Company established the Custody Agreement on February 26, 2001 and on March 7, 2001 the New Jersey insurance regulators approved the surrender of the COA. The Company intends to proceed with dissolution, assuming the required stockholder approval is obtained. Following dissolution any assets remaining after satisfaction of the Company's liabilities will be distributed to the stockholders. Amounts distributed in respect of each outstanding share of the Company's common stock will be substantially lower than the purchase price paid for such shares.

CHANGES IN NET ASSETS

      The increase in net assets in liquidation for the six months ended June 30, 2001 was $96,277 as compared to an increase of $54,098 for the six month period ended June 30, 2000. The $96,277 increase in net assets for the six month period ended June 30, 2001 primarily represents total return on investments income of approximately $156,000 offset by general and administrative expenses of approximately $60,000. While professional fees associated with this wind-down have decreased over the last few quarters it is expected these will increase during the dissolution process.

      For the six months ended June 30, 2001, the Company incurred general and administrative costs of approximately $60,000 as compared to approximately $67,000 for the six months ended June 30, 2000. In 2001 and 2000, such costs and expenses related to the limited management activities of the Company including, but not limited to, costs and expenses incurred related to management, legal, and accounting. While professional fees associated with this wind-down have decreased over the last few quarters it is expected these will increase during the dissolution process. See Note 4 of the Notes to Financial Statements for June 30, 2001 for a description of the Management Service Agreements.

FINANCIAL CONDITION

      As of June 30, 2001 the Company had approximately $4.5 million in cash and cash equivalents and investments in U.S. Treasury obligations compared to approximately, $4.6 million as of December 31, 2000. Management believes sufficient liquid funds are available to satisfy any remaining liabilities likely to occur in the near future (including, without limitation, costs and expenses related to the anticipated administration of liquidation such as management fees, legal fees, insurance, accounting fees, printing expenses, and shareholder communication expenses).

      As of June 30, 2001 the Company reported approximately $40,000 in accounts payable related to various service providers.

      The Company has not made any liquidating distributions since assuming a liquidation status and does not anticipate a future distribution until such time as outstanding liabilities are confirmed as extinguished.

       SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      As of the Record Date, each director owns one share of the Company's common stock, or approximately 0.02 percent of the shares outstanding as of the Record Date. As a group, directors own approximately 0.4 percent of the shares as of the Record Date. Each director has sole voting and investment power with respect to the share that he or she owns. The Company's acting chief executive officer and chief financial officer do not own any shares. The Company is not aware of any person or group owning more than five percent of the shares.

                      MARKET PRICE AND DIVIDEND INFORMATION

      There is no public market for the common stock of the Company. The Company's shares were permitted to be purchased only by physicians licensed to practice medicine and surgery in New Jersey and actively practicing. Each stockholder is limited to one share. The By-Laws of the Company prohibit the transfer of stock to any person or entity, to ensure that only physicians who participated in PHPNJ's network maintain ownership in the Company.

      The Company has not paid any dividends and does not intend to pay dividends for the foreseeable future. Earnings, if any, have been retained for use in the operation of the Company's business. Additionally, the Company must obtain approval from the New Jersey Department of Banking and Insurance prior to declaring any dividends.


                              INDEPENDENT AUDITORS

      Since 1994 Ernst & Young LLP, has served as the Company's independent auditors. Representatives of Ernst & Young are expected to be present at the Special Meeting.


                                  OTHER MATTERS

      The Board of Directors is not aware of any other matters that may come before the meeting. If any other business properly comes before the meeting, the persons designated as proxies will vote upon such matters in their discretion.


                              AVAILABLE INFORMATION

      The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The public may inspect and copy at prescribed rates such reports, and other information that the Company has filed with the Commission, at the public reference facilities that the Commission maintains at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

      PHPNJ has not authorized anyone to give information different from the information contained in (or incorporated by reference into) this Proxy Statement. This Proxy Statement is dated November 12, 2001. You should not assume that the information contained in this Proxy Statement is accurate as of any later date, and the mailing of this Proxy Statement to you shall not create any implication to the contrary.

                                    By order of the Board of Directors

                                    /s/ Bessie Sullivan, M.D.

                                    Bessie Sullivan, M.D.
                                    Secretary

November 12, 2001


STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REMINDED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PAID ENVELOPE PROVIDED.

                                    EXHIBIT A

                  PHYSICIAN HEALTHCARE PLAN OF NEW JERSEY, INC.

                       PLAN OF DISSOLUTION AND LIQUIDATION

      This Plan of Dissolution and Liquidation (the "Plan") is intended to accomplish the complete liquidation and dissolution of Physician Healthcare Plan of New Jersey, Inc., a New Jersey corporation (the "Company"), in accordance with Section 14A:12-4 and other applicable provisions of the Business Corporation Act of New Jersey ("BCANJ") and in accordance with Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the "Code").

      1.    Approval and Adoption of Plan.

      This Plan shall be effective when all of the following steps have been completed:

            (a) The Company's Board of Directors (the "Board") shall have adopted a resolution or resolutions with respect to the following:

                  (i) Complete Liquidation and Dissolution: The Board shall determine that it is deemed advisable for the Company to be liquidated completely and dissolved.

                  (ii) Adoption of the Plan: The Board shall approve this Plan as the appropriate means for carrying out the complete liquidation and dissolution of the Company.

                  (iii) Sale of Assets and Distributions: The Board shall determine that, as part of the Plan, it is deemed expedient and in the best interests of the Company to sell all or substantially all of the Company's assets in order to facilitate liquidation and distributions to the Company's creditors and stockholders, as appropriate.

            (b) Adoption of This Plan by the Company's Common Stockholders. The majority of the votes cast by holders of shares of common stock of the Company, without par value (the "Common Stock"), entitled to vote shall have approved and adopted this Plan, including the dissolution of the Company and those provisions authorizing the Board to sell all or substantially all of the Company's assets, at a special meeting of the stockholders of the Company called for such purpose by the Board.

      2.    Dissolution and Liquidation Period.

      Once the Plan is effective, the steps set forth below shall be completed at such times as the Board, in its absolute discretion, deems necessary, appropriate or advisable. Without limiting the generality of the foregoing, the Board may instruct the officers of the Company to delay the taking of any of the following steps until the Company has performed such actions as the Board or such officers determine to be necessary, appropriate or advisable for the Company to maximize the value of the Company's assets upon liquidation; provided that such steps may not be delayed longer than is permitted by applicable law.

            (a) The filing of a Certificate of Dissolution of the Company (the "Certificate of Dissolution") pursuant to Section 14A:12-4 of the BCANJ, specifying the date (no later than ninety (90) days after the filing) upon which the Certificate of Dissolution will become effective (the "Effective Date"), and the completion of all actions that may be necessary, appropriate or desirable to dissolve and terminate the corporate existence of the Company;

            (b) The cessation of all of the Company's business activities and the withdrawal of the Company from any jurisdiction in which it is qualified to do business, except and insofar as necessary for the sale of its assets and for the proper winding up of the Company pursuant to Section 14A:12-9 of the BCANJ;

            (c) The negotiation and consummation of sales of all of the assets and properties of the Company, including the assumption by the purchaser or purchasers of any or all liabilities of the Company, insofar as the Board of the Company deems such sales to be necessary, appropriate or advisable;

            (d) The full payment and discharge, or creation of a contingency reserve in the amount of $350,000, acceptable to the New Jersey Department of Banking and Insurance (the "DOBI"), which will adequately provide for the full payment of all claims and obligations of the Company, including those that are likely to arise or become known to the Company within such period after the Effective Date as shall be required by the DOBI, or otherwise by law; and creation of an additional contingency reserve in the amount of $200,000 for payment of expenses of the dissolution and liquidation. If there are insufficient assets to pay all claims and obligations in full, claims and obligations shall be paid or provided for according to their priority, and among claims of equal priority, ratably to the extent of assets legally available therefore.

            (e) The distribution of the remaining funds of the Company and the distribution of remaining unsold assets of the Company, if any, to its stockholders.

      If the Board determines to follow the procedures described in Section 14A:12-12 of the BCANJ, then the additional steps set forth below shall, to the extent necessary or appropriate, be taken:

            (i) The giving of notice of the dissolution to all persons having a claim against the Company pursuant to Section 14A:12-12 of the BCANJ and the rejection of any such claims in accordance with Section 14A:12-14 of the BCANJ; or

            (ii) The payment, or the making of adequate provision for payment, of all claims made against the Company and not rejected.

      Notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Section 14A:12-12 of the BCANJ, and the adoption of the Plan by the Company's stockholders shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the BCANJ.

      3.    Authority of Officers and Directors After the Effective Date.

      The Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by New Jersey law. The Board may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay to the company's officers, directors and employees, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the successful implementation of this Plan. Adoption of this Plan by holders of shares of Common Stock, as provided in
Section 1(b) of this Plan, shall constitute the approval by the Company's stockholders of the Board's authorization of the payment of any such compensation.

      The adoption of the Plan by the Company's stockholders shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character which the Board or such officers deem necessary, appropriate or advisable: (i) to sell, dispose, convey, transfer and deliver the assets of the Company, whether before or after the Effective Date, and surrender to the DOBI the Company's Certificate of Authority, (ii) to satisfy or provide for the satisfaction of the Company's obligations in accordance with the BCANJ and requirements imposed by the DOBI,
(iii) to distribute all of the remaining funds of the Company and any unsold assets of the Company to the Company's common stockholders, and (iv) to dissolve the Company in accordance with the laws of the State of New Jersey and cause its withdrawal from all jurisdictions in which it is authorized to do business.

      4.    Conversion of Assets Into Cash or other Distributable Form.

      Subject to approval by the Board, the officers, employees and agents of the Company, shall, as promptly as feasible and whether before or after the Effective Date, proceed to collect all sums due or owing to the Company, to sell and convert into cash any and all corporate assets and, out of the assets of the Company, to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Section 2 above, including all expenses of the sale of assets and of the liquidation and dissolution provided for by the Plan.

      5.    Contingency Reserve.

      It is specifically contemplated that the Board may establish a contingency reserve of $200,000 ("Contingency Reserve") for the payment of expenses and liabilities, including expenses in connection with completion of the Dissolution Plan and an additional reserve of $350,000 ("DOBI Reserve"). If any of the money set aside in the Contingency Reserve or DOBI Reserve is not ultimately required for payment of Company expenses and liabilities, the Company may, in the absolute discretion of the Board, either make a second distribution to its Stockholders of the unused portion of such money or donate the unused portion of the money to a charitable organization.

      6.    Professional Fees and Expenses.

      It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company's officers or members of the Board provided by the Company pursuant to its Certificate of Incorporation and Bylaws or the BCANJ or otherwise.

      In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

      7.    Indemnification.

      The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Certificate of Incorporation and Bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company's obligations hereunder.

      8.    Liquidating Trust.

      The Board may but is not required to establish a Liquidating Trust (the "Liquidating Trust") and distribute assets of the Company to the Liquidating Trust. The Liquidating Trust may be established by agreement with one or more Trustees selected by the Board. If the Liquidating Trust is established by agreement with one or more Trustees, the trust agreement establishing and governing the Liquidating Trust shall be in form and substance determined by the Board. The Trustees shall in general be authorized to take charge of the Company's property, and to collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company, or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint an agent under it and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

      9.    Liquidating Distributions.

      Liquidating distributions, in cash or in kind, shall be made after the adoption of the Plan by the holders of record, at the close of business on the date of the filing of a Certificate of Dissolution of the Company as provided in
Section 2 above, of outstanding shares of stock of the Company, pro rata in accordance with the respective number of shares then held of record; provided that in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the sale of assets and complete liquidation of the Company). All determinations as to the time for and the amount and kind of distributions to stockholders shall be made in the exercise of the absolute discretion of the Board and in accordance with Section 14A:12-16 of the BCANJ.

      Any assets distributable to any creditor or stockholder of the Company who is unknown or cannot be found, or who is under a disability and for whom there is no legal representative, shall escheat to the state or be treated as abandoned property pursuant to applicable state law.

      10.   Amendment, Modification or Abandonment of Plan.

      If for any reason the Company's Board determines that such action would be in the best interests of the Company, it may amend, modify or abandon the Plan and all action contemplated thereunder, notwithstanding stockholder approval, to the extent permitted by the BCANJ; provided, however, that the Company will not amend to modify the Plan under circumstances that would require additional stockholder approval under the BCANJ and the federal securities laws without complying with the BCANJ and the federal securities laws. Upon the abandonment of the Plan, the Plan shall be void.

      11.   Cancellation of Stock and Stock Certificates.

      After known liabilities of the Company have been paid to the full extent possible, and the remaining assets of the Company have been distributed to the stockholders, the stockholders shall surrender any and all certificates representing the stock of this Company and shall have no further rights against the Company, whether arising out of each stockholder's status as a stockholder or as a creditor of the Company.

      Following the dissolution of the Company, the Company's stock transfer books shall be closed and the Company's capital stock and stock certificates evidencing the Company's Common Stock will be treated as no longer being outstanding.

      12.   Liquidation under Section 331 and 336.

      It is intended that this Plan shall be a plan of complete liquidation within the terms of Sections 331 and 336 of the Code. The Plan shall be deemed to authorize such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336.

      13.   Filing of Tax Forms.

      The appropriate officer of the Company is authorized and directed, within thirty (30) days after the effective date of the Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be appropriate in connection with this Plan and the carrying out thereof.

                                      PROXY

                  PHYSICIAN HEALTHCARE PLAN OF NEW JERSEY, INC.
                         SPECIAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Joseph D. Billotti and Bessie Sullivan, or either of them, as attorneys-in-fact, with full power of substitution, to vote in the manner indicated herein, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of Physician Healthcare Plan of New Jersey, Inc. (PHPNJ) which the undersigned is entitled to vote at the Special Meeting of Stockholders of Physician Healthcare Plan of New Jersey, Inc. to be held on Wednesday, December 12, 2001 at 9:00 a.m., local time, at 35-37 Progress Street, Suite A2, Edison, New Jersey, or any adjournment thereof. THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder relating to the proposal to approve and adopt the Plan of Dissolution and Liquidation for Physician Healthcare Plan of New Jersey, Inc. in the form attached as Exhibit A to the Proxy Statement dated November 12, 2001, receipt of which the undersigned hereby acknowledges. If no direction is indicated, this proxy will be voted FOR the foregoing proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING PROPOSAL.

PLEASE MARK YOUR VOTE BELOW REGARDING THE PROPOSAL TO APPROVE AND ADOPT THE PLAN OF DISSOLUTION AND LIQUIDATION FOR PHPNJ.

                   FOR_______AGAINST________ABSTAIN_______

Please mark, sign and date, and return this proxy card promptly using the enclosed envelope.


                                          ______________________________
                                          Signature(s)
                                          Date: ________________________

             PLEASE SIGN EXACTLY AS NAME APPEARS ON THE LABEL BELOW.

If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing on behalf of an entity, please sign in the name of the entity by an authorized person.


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